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Exhibit 11.2


CONTINENTAL HEALTH AFFILIATES, INC.
Calculation of Earnings Per Share (Dollars in thousands)
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                                                     Year ended December 31, 1994
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Primary Earnings Per Share:

Net income available to common shareholders                                                                               $      282
                                                                                                                          ==========
Adjustment of shares outstanding:
       Weighted average number of shares outstanding                                                                       7,783,425
       Average net additional equivalent shares issuable                                                                        --
                                                                                                                          ----------

       Weighted average number of common and common equivalent shares                                                      7,783,425
                                                                                                                          ==========

Earnings per share                                                                                                        $      .04
                                                                                                                          ==========
The above does not give effect to the assumed conversion of the 6% SFr convertible bonds since the effect is antidilutive as shown below:

       Net income available to common shareholders                                                                        $      282
       Add after tax effect of eliminating interest expense
          applicable to 6% SFr convertible bonds                                                                                 150
                                                                                                                          ----------

       Net income as adjusted                                                                                             $      432
                                                                                                                          ==========

       Weighted average number of common and common
         equivalent shares                                                                                                 8,033,994
       Additional weighted average shares from assuming
         conversion of 6% SFr convertible bonds                                                                               65,540
                                                                                                                          ----------
       Weighted average number of common and common
         equivalent shares, as adjusted                                                                                    8,099,534
                                                                                                                          ==========
Earnings per share                                                                                                        $      .05
                                                                                                                          ==========

Fully Diluted Earnings Per Share:

Net income available to common shareholders                                                                               $      282
                                                                                                                          ==========

Weighted average number of shares outstanding                                                                              7,783,425

Add:   Weighted average number of shares which could have been issued upon
       exercise of outstanding options                                                                                       250,569
                                                                                                                          ----------
Weighted average number of shares used to compute fully diluted earnings per share                                         8,033,994
                                                                                                                          ==========

Fully diluted earnings per share                                                                                          $      .04
                                                                                                                          ==========
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